Warburg Pincus & Co.
Ness Technologies, Inc. (NSTC)
September 29, 2004


                                                                    Exhibit 99.1
                                                                    ------------


                               CONTINUATION SHEET

1.   Name:     Warburg, Pincus Equity Partners, L.P.
     Address:  466 Lexington Avenue
               New York, New York 10017

2.   Name:     Warburg, Pincus Ventures International, L.P.
     Address:  466 Lexington Avenue
               New York, New York 10017

3.   Name:     Warburg, Pincus Ventures, L.P.
     Address:  466 Lexington Avenue
               New York, New York 10017

4.   Name:     Warburg Pincus LLC (Manager of WPEP, WPVI and WPV)
     Address:  466 Lexington Avenue
               New York, New York 10017

Designated Filer:                   Warburg Pincus & Co. (General Partner of
                                    WPEP, WPVI and WPV)
Issuer & Ticker Symbol:             Ness Technologies, Inc. (NSTC)
Date of Event Requiring Statement:  September 29, 2004

Note.(1): The stockholders are Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, including three affiliated partnerships ("WPEP"), Warburg, Pincus Ventures International, L.P., a Bermuda limited partnership ("WPVI") and Warburg, Pincus Ventures L.P., a Delaware limited partnership ("WPV"). Warburg Pincus & Co., a New York general partnership ("WP") is the sole general partner of each of WPEP, WPVI and WPV. Warburg Pincus LLC, a New York limited liability company, ("WP LLC," and together with WPEP, WPVI, WPV and WP, the "Warburg Entities") manages each of WPEP, WPVI and WPV. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, the Warburg Entities may be deemed to be the beneficial owners of the shares of Common Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (together, the "Shares"). Each of the Warburg Entities disclaims beneficial ownership of any of the Shares owned of record by any other Warburg Entity, except to the extent of any indirect pecuniary interest therein. The address of each Warburg Entity is 466 Lexington Avenue, New York, NY 10017.

Warburg Pincus & Co.
Ness Technologies, Inc. (NSTC)
September 29, 2004


                              WARBURG, PINCUS EQUITY PARTNERS, L.P.

                              By: Warburg,Pincus & Co.,
                                  General Partner

                              By: /s/ Scott A. Arenare                   9/29/04
                                  ------------------------------         -------
                                  Name:  Scott A. Arenare                 Date
                                  Title: Partner


                              WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.

                              By: Warburg,Pincus & Co.,
                                  General Partner

                              By: /s/ Scott A. Arenare                   9/29/04
                                  ------------------------------         -------
                                  Name:  Scott A. Arenare                 Date
                                  Title: Partner


                              WARBURG, PINCUS VENTURES L.P.

                              By: Warburg,Pincus & Co.,
                                  General Partner

                              By: /s/ Scott A. Arenare                   9/29/04
                                  ------------------------------         -------
                                  Name:  Scott A. Arenare                 Date
                                  Title: Partner


                              WARBURG PINCUS LLC

                              By: /s/ Scott A. Arenare                   9/29/04
                                  ------------------------------         -------
                                  Name:  Scott A. Arenare                 Date
                                  Title: Managing Director